EXHIBIT 21
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21.     SUBSIDIARIES OF THE REGISTRANT


        1.   Westbank - Massachusetts

             a. P W B & T, Inc. - Massachusetts

             b. Park West Securities Corporation - Massachusetts

             c. Park West Real Estate Investment Trust, Inc. - Delaware

             d. New London Trust Financial Services Corporation - New Hampshire



        2.   Westbank Capital Trust I - Delaware
             225 Park Avenue
             West Springfield, Massachusetts 01089